EXHIBIT 23.2

Kenne Ruan, CPA, P.C 40 Hemlock Hollow Road, Woodbridge, CT 06525	Phone: (203) 824-0441 Fax: (203) 413-6486 Email: kruancpa@gmail.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1/A of Gen Serv Inc. of our report dated October 8, 2014, relating to the financial statements for the period from June 20, 2013 (inception) to June 30, 2014, and to the reference to our firm under the caption "Experts" included in this registration statement.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut
October 10, 2014